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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event Reported): August 2, 2000


                              REDBACK NETWORKS INC.
               -------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                 000-25853                  77-0438443
----------------------------  ------------------------ ------------------------
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
   of Incorporation)                                    Identification Number)


                              1195 Borregas Avenue
                               Sunnyvale, CA 94089
                                 (408) 571-5000
              --------------------------------------------------------
               (Addresses, including zip code, and telephone numbers,
                including area code, of principal executive offices)


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ITEM 5.  OTHER EVENTS.

          Redback Networks Inc. ("Redback") announced on July 31, 2000 that it signed a definitive agreement to acquire Abatis Systems of Vancouver, Canada for Redback common stock valued at approximately U.S. $636 million.

          Under the terms of the agreement, which was approved by each company's board of directors, Redback or a new Redback subsidiary incorporated in Canada, will issue approximately 5.2 million Redback shares for all outstanding shares, options and warrants of Abatis Systems. Based on the closing price of Redback shares on July 28, 2000, the transaction was valued at U.S. $636 million. The shares of the new Redback Canadian subsidiary will be issued to Canadian residents who elect to receive such shares and will be exchangeable, on a share-for-share basis, for Redback common stock.

          Upon completion of the merger, Abatis Systems will become a Redback Networks subsidiary. John Seminerio, chief executive officer and president of Abatis Systems, will become general manager of the Abatis Systems subsidiary in Vancouver, Canada and will report to Vivek Ragavan, chief executive officer and president of Redback. All Abatis Systems personnel are expected to continue with the Company.

          Redback expects the transaction to close in Fall 2000, and is subject to normal regulatory approvals as well as court approval in Canada.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REDBACK NETWORKS INC.


DATE:  August 2, 2000                   By: /s/ CRAIG GENTNER
                                            -------------------------
                                            Craig Gentner
                                            Senior Vice President of Finance,
                                            Chief Financial Officer and
                                            Corporate Secretary
                                            (PRINCIPAL FINANCIAL OFFICER)